As filed with the Securities and Exchange Commission on May 2, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALLIED NEVADA GOLD CORP.

(Exact name of registrant as specified in its charter)

Delaware	20-5597115
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9790 Gateway Drive, Suite 200

Reno, NV 89521

(775) 358-4455

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert Buchan

Executive Chairman, President and Chief Executive Officer

Allied Nevada Gold Corp.

9790 Gateway Drive, Suite 200

Reno, Nevada 89521

(775) 358-4455

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

David S. Stone, Esq.

Neal, Gerber & Eisenberg LLP

Two North LaSalle Street

Chicago, Illinois 60602

(312) 269-8000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

From time to time after the registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 under the Securities Exchange Act of 1934. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value per share	(1)	(1)	(1)	(1)(2)
Preferred Stock, $0.001 par value per share	(1)	(1)	(1)	(1)(2)
Warrants	(1)	(1)	(1)	(1)(2)
Debt Securities	(1)	(1)	(1)	(1)(2)
Total

(1)	There are being registered under this registration statement such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants and such indeterminate principal amount of debt securities as may from time to time be offered at indeterminate prices. This Registration Statement also includes such indeterminate amount of common stock as may be resold from time to time upon exercise or conversion of convertible securities being registered thereunder.
(2)	In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the Registrant is deferring payment of the entire registration fee.

Pursuant to Rule 429 under the Securities Act, the prospectus contained in this Registration Statement is a combined prospectus that also relates to the Registrant’s Registration Statement on Form S-3 (File No. 333-166766) (the “Initial Registration Statement”). This Registration Statement constitutes a post-effective amendment to the Initial Registration Statement and such post-effective amendment shall become effective concurrently with the effectiveness of this Registration Statement.

PROSPECTUS

ALLIED NEVADA GOLD CORP.

COMMON STOCK

PREFERRED STOCK

WARRANTS

DEBT SECURITIES

Allied Nevada Gold Corp. may offer to sell, from time to time in one or more offerings, common stock, preferred stock, warrants and debt securities. In addition, selling stockholders to be named in a prospectus supplement may offer our securities from time to time.

We will provide the specific terms of any offering and the offered securities in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and all accompanying prospectus supplements, including any information incorporated by reference, carefully before you make your investment decision.

This prospectus may not be used to consummate any sales of securities unless accompanied by a prospectus supplement which will describe the method and terms of the offering.

Our common stock is traded on the NYSE MKT LLC and on the Toronto Stock Exchange under the symbol “ANV.” Our principal executive offices are located at 9790 Gateway Drive, Suite 200, Reno, Nevada 89521, and our telephone number is (775) 358-4455.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 2 of this prospectus for a discussion of certain risks that you should consider in connection with an investment in our securities.

If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and applicable fees, commissions or discounts.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 2, 2013.

-i-

About This Prospectus

Unless the context otherwise requires, references in this prospectus to “Allied Nevada,” “we,” “our,” “us” and similar terms refer to Allied Nevada Gold Corp. and its consolidated subsidiaries.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, referred to in this prospectus as the “SEC,” using a “shelf” registration process. Under this shelf registration process, (1) we may, from time to time, sell any combination of common stock, preferred stock, warrants or debt securities as described in this prospectus, in one or more offerings and (2) selling stockholders to be named in a prospectus supplement may, from time to time, sell common stock in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time that securities are sold, a prospectus supplement containing specific information about the terms of that offering will be provided. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the sections entitled “Where You Can Find More Information” and “Incorporation By Reference”.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Allied Nevada and the selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

This prospectus does not offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities.

You should assume that the information in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Where You Can Find More Information

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” under which we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, DC 20549. Copies of such material also can be obtained at the SEC’s website, www.sec.gov or by mail from the SEC’s Public Reference Room, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

Incorporation By Reference

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below which have been filed with the SEC:

1.	Our Annual Report on Form 10-K for the year ended December 31, 2012, filed on February 25, 2013 (including information specifically incorporated by reference from our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 22, 2013);

2.	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed on April 30, 2013;

3.	Our Current Reports on Form 8-K filed on January 18, 2013 (only with respect to Item 5.02 and Exhibits 10.1 and 99.1), February 7, 2013, March 28, 2013, March 29, 2013 and April 30, 2013 (only with respect to Item 8.01 and Exhibit 99.2); and

4.	The description of our common stock on Form 10 filed on January 12, 2007, including any amendments or reports filed for the purpose of updating such description.

All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K unless we specifically state in such Current Report that such information is to be considered “filed” under the Exchange Act or we incorporate it by reference into a filing under the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” or the Exchange Act) from the date of this prospectus until the sale of all securities registered hereunder shall be deemed to be incorporated by reference in this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with the prospectus. You may access a copy of any or all of these filings, free of charge, at our website, www.alliednevada.com, or by writing us at the following address or telephoning us at the number below:

Allied Nevada Gold Corp.

Attn: Investor Relations

9790 Gateway Drive, Suite 200

Reno, Nevada 89521

(775) 358-4455

You may also direct your requests via e-mail to info@alliednevada.com.

Information on our website is not incorporated into this prospectus or other securities filings and is not a part of these filings.

Risk Factors

Please carefully consider the risk factors described in any prospectus supplements and in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. Before making investment decisions, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

Cautionary Statement Regarding Forward-Looking Statements

In addition to historical information, this prospectus, the documents incorporated by reference in this prospectus and other written reports and oral statements made from time to time by us may contain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the SEC, all as may be amended from time to time. All statements, other than statements of historical fact, included herein or incorporated by reference, that address activities, events or developments that we expect or anticipate will or may occur in the future, are forward-looking statements, including but not limited to such things as:

•	our future business strategy, plans and goals;

•	future gold and silver prices;

•	our estimated future capital expenditures, construction, and other cash needs and expectations as to the funding or timing thereof;

•	our expansion expectations, including with respect to the Hycroft Mine and Hasbrouck/Three Hills properties;

•	our expectations regarding the growth of our business and our estimates of mineral reserves and mineralized material;

•	the economic potential of the sulfide mineralization and milling project at the Hycroft Mine;

•	the preliminary economic assessment at the Hasbrouck property;

•	the anticipated results of the exploration drilling programs at our properties;

•	our production estimates;

•	our expectations regarding gold and silver recovery;

•	our estimated future sales and cost of sales;

•	our anticipated cash flows, cash operating costs and adjusted cash costs[1] ; and

•	the availability, terms and costs related to future borrowing, debt repayment, and equity funding.

The words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe”, “project”, “target”, “budget”, “may”, “will”, “would”, “could”, “seeks”, or “scheduled to”, or other similar words, or negatives of these terms or other variations of these terms or comparable language or any discussion of strategy or intentions identify forward-looking statements. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefit of the “safe harbor” provisions of such laws. These statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause our actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on current expectations. Important factors that could cause actual results, performance or achievements to differ materially from those in the forward-looking statements include, but are not limited to:

•	volatile market prices of gold and silver;

•	risks related to the heap leaching process at the Hycroft Mine, including but not limited to gold recovery rates, gold extraction rates, and the grades of ore placed on our leach pads;

[1]	The term “adjusted cash costs” is a non-GAAP financial measure calculated on a per ounce of gold sold basis, and includes all direct and indirect operating cash costs related to the physical activities of producing gold, including mining, processing, third party refining expenses, on-site administrative and support costs, royalties, and mining production taxes, net of by-product revenue earned from silver sales. Adjusted cash costs provides management and investors with a further measure, in addition to conventional measures prepared in accordance with GAAP, to assess the performance of our mining operations and ability to generate cash flows over multiple periods. Non-GAAP financial measures do not have any standardized meaning prescribed by GAAP and, therefore, may not be comparable to similar measures presented by other mining companies. Accordingly, adjusted cash costs are intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

•	uncertainties concerning estimates of mineral reserves and mineralized material, and grading;

•	our ability to achieve our estimated production rates and stay within our estimated operating costs;

•	uncertainties relating to obtaining or retaining approvals and permits from governmental regulatory authorities;

•	the commercial success of our exploration and development activities;

•	declines in our gold and silver production;

•	an increase in the cost or timing of new projects;

•	the inherently hazardous nature of mining activities, including operational, geotechnical and environmental risks;

•	potential challenges to title in our mineral properties;

•	cost of compliance with current and future government regulations, including those related to environmental protection, mining, health and safety, corporate governance and public disclosure;

•

potential operational and financial effects of current and proposed federal and state regulations related to environmental protection and mining, and the exposure to potential liability created by such regulations;

•	our inability to insure against all risks associated with our business;

•	changes in the cost or supply of energy or commodities used in our operations;

•	availability of equipment or supplies;

•	our ability to attract and retain personnel;

•	our reliance on third party contractors;

•

risks associated with the expansion of our operations, including those associated with our review of our Hycroft Mine expansion project and other risks relating to any future acquisitions or joint ventures;

•	potential conflicts of interests that may arise through some of our directors’ involvement with other natural resources companies;

•	uncertainties related to our ability to find and acquire new mineral properties;

•	our ability to manage our growth;

•	our current intention not to use forward-sale arrangements;

•	intense competition within the mining industry;

•	our ability to raise additional capital on favorable terms or at all; and

•	risks associated with our substantial level of indebtedness.

For a more detailed discussion of such risks and other important factors that could cause actual results to differ materially from those in our forward-looking statements, please see the risk factors discussed in “Risk Factors” in this prospectus, “Part I—Item 1A. Risk Factors” in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our other filings with the SEC. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results, performance or achievements may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus and the documents incorporated by reference. In addition, even if our results, performance or achievements are consistent with the forward looking statements contained in this prospectus, any prospectus supplement or the documents incorporated by reference herein those results, performance or achievements may not be indicative of results, performance or achievements in subsequent periods.

Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements that we make in this prospectus speak only as of the date of those statements, and we undertake no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Cautionary Note to Canadian Investors Regarding Mineralized Material

We report reserve and mineralized material estimates in accordance with SEC Industry Guide 7. In accordance with SEC Industry Guide 7, resources have been reported as “mineralized material”. Canadian investors are cautioned that estimates of mineralized material may differ from mineral resource estimates prepared in accordance with the standards of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in Canadian National Instrument 43-101—Standards of Disclosure for Mineral Projects (“NI 43-101”). Canadian investors should review our mineral resource estimates prepared in accordance with NI 43-101.

The Company

We are a U.S.-based gold and silver producer focused on mining, development, and exploration of properties in the state of Nevada. We commenced operations on May 10, 2007. We were incorporated under the laws of the state of Delaware on September 14, 2006 and, until May 10, 2007, we were a wholly owned subsidiary of Vista Gold Corp., a corporation incorporated under the laws of the Yukon Territory, Canada.

Our operating mine, the Hycroft Mine, is an open-pit gold and silver heap leach operation located 54 miles west of Winnemucca, Nevada. In 2008, we restarted the mine operations at the Hycroft Mine, which had been placed on a care and maintenance program due to low gold prices since 1998. As of December 31, 2012, we had reported a proven and probable mineral reserve at the Hycroft Mine of 11.9 million ounces of gold and 509.6 million ounces of silver. In 2012, the Hycroft Mine produced 136,930 ounces of gold and 794,097 ounces of silver.

In addition to the Hycroft Mine, we have six properties which have reported other mineralized material and approximately 90 other early stage exploration properties. On an ongoing basis, we evaluate our exploration portfolio to determine ways to increase the value of these properties.

The Hycroft Mine, all of our mineral properties, and our corporate office are all located in the state of Nevada. Our corporate headquarters is located at 9790 Gateway Drive, Suite 200, Reno, Nevada 89521, and our telephone number is (775) 358-4455. Our website is www.alliednevada.com. Information on our website is not incorporated into this prospectus or other securities filings and is not part of these filings.

Ratio of Earnings to Fixed Charges

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. For purposes of computing the ratio of earnings to fixed charges, “earnings” consist of pre-tax earnings and fixed charges less interest capitalized. “Fixed charges” consist of interest expensed, interest capitalized and amortized premiums, discounts and capitalized expenses related to indebtedness.

	Fiscal Year Ended December 31,							Three Months Ended March 31,
	2008		2009		2010	2011	2012	2013
Ratio of Earnings to Fixed Charges	—	(1)	—	(2)	61.26	25.51	3.17	1.48

(1)

Pre-tax loss was $79.6 million and accordingly, the ratio of earnings to fixed charges was less than 1:1. We would have needed to generate earnings of $79.6 million to achieve a ratio of earnings to fixed charges of 1:1.

(2)

Pre-tax loss was $9.3 million and accordingly, the ratio of earnings to fixed charges was less than 1:1. We would have needed to generate earnings of $9.3 million to achieve a ratio of earnings to fixed charges of 1:1.

Use of Proceeds

Unless otherwise indicated in the applicable prospectus supplement or other offering material, we will use the net proceeds from the sale of the securities for general corporate purposes, which may include providing working capital or funding capital expenditures. We will not receive proceeds from sales of our securities by selling stockholders except as may otherwise be stated in an applicable prospectus supplement.

Description of the Securities

Our authorized capital stock consists of 200,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share. As of April 29, 2013, there were approximately 89,889,138 shares of common stock issued and outstanding. We have no shares of preferred stock outstanding. Our common stock is traded on the NYSE MKT LLC and the Toronto Stock Exchange under the symbol “ANV”.

Common Stock

Our common stock is described in our registration statement on Form 10, which we filed with the SEC on January 12, 2007, including any amendments or reports filed for the purpose of updating such description, and which is incorporated by reference into this prospectus. We will distribute a prospectus supplement with regard to each issue of common stock. Each prospectus supplement will describe the specific terms of the common stock offered through that prospectus supplement.

Preferred Stock

We may issue preferred stock in one or more series with any rights and preferences that may be authorized by our board of directors. We will distribute a prospectus supplement with regard to each particular series of preferred stock. Each prospectus supplement will describe, as to the series of preferred stock to which it relates:

•	the title of the series;

•	preference, if any, to which holders of the series will be entitled upon our liquidation;

•	the terms, if any, on which the series may be redeemed;

•	the voting rights, if any, of the holders of the preferred stock;

•	the dividends, if any, that will be payable with regard to the series;

•	the right, if any, of the holders of the series to convert it into another class of our stock or securities; and

•	any other material terms of the preferred stock.

Any or all of these rights may be greater than the rights of the holders of common stock.

Warrants

We may issue warrants for the purchase of our common stock, preferred stock or debt securities. Warrants may be issued independently or together with our common stock, preferred stock, or debt securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of warrants. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities together with which the warrants are issued and the number of warrants issued with each security;

•	any date from which the warrants and any securities issued with them will be separately transferable;

•	the principal amount of or number of shares of stock that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	any minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, a discussion of material United States Federal or other income tax considerations;

•	any anti-dilution provisions of the warrants;

•	any redemption or call provisions applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Debt Securities

The debt securities covered by this prospectus will be our general obligations. Subject to compliance with our credit facilities and the indenture related to our outstanding notes, we will issue debt securities under a separate indenture to be entered into between us and a trustee that we will name in the prospectus supplement (the “indenture”).

We have summarized the provisions of the indenture and the debt securities below. You should read the indenture for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed the form of the indenture with the SEC as an exhibit to this registration statement, and we will include the applicable final indenture and any other instrument establishing the terms of any debt securities we offer as exhibits to a filing we will make with the SEC in connection with that offering. Please read “Incorporation by Reference.”

In this summary description of the debt securities, all references to “Allied Nevada,” “us,” we” or “our” mean Allied Nevada Gold Corp. only, unless we state otherwise or the context clearly indicates otherwise.

General

The debt securities may rank equally with, or senior or subordinate to, all our unsecured and unsubordinated debt. The indentures will not limit the amount of debt we may issue under the indenture, and, unless we inform you otherwise in the prospectus supplement, they will not limit the amount of other unsecured debt or securities we may incur or issue. We may issue debt securities under the indenture from time to time in one or more series, each in an amount we authorize prior to issuance.

Unless we inform you otherwise in the prospectus supplement, the indenture and the debt securities will not contain:

•	any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction; or

•

provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of a decline in our credit rating resulting from a takeover, recapitalization or similar restructuring or otherwise.

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	whether the debt securities are senior or subordinated to any other debt securities we may have issued;

•	whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depository on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for redemption or early repayment;

•	any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities prior to maturity;

•	the dates on which, the price at which and the conditions (if any) under which we will repurchase debt securities at the option of the holders or the holders of debt securities;

•	the denominations in which we may issue the debt securities;

•

whether payments on the debt securities will be payable in foreign currency or currency units or another form, and whether payments on the debt securities will be payable by reference to any index or formula;

•	the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants this prospectus describes;

•	any restrictions or other provisions relating to the transfer or exchange of the debt securities;

•	any terms for the conversion or exchange of the debt securities for other securities issued by us; and

•	any other terms of the debt securities, whether in addition to, or by modification or deletion of, the terms described herein.

We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. Those debt securities may bear no interest or may bear interest at a rate that at the time of issuance is below market rates.

Subsidiary Guarantees

If specified in the prospectus supplement, our subsidiaries may guarantee our obligations relating to our debt securities issued under this prospectus.

The specific terms and provisions of each subsidiary guarantee, including any provisions relating to the subordination of any subsidiary guarantee, will be described in the applicable prospectus supplement. The obligations of each subsidiary guarantor under its subsidiary guarantee will be limited as necessary to seek to prevent that subsidiary guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable federal or state law.

Consolidation, Merger and Sale of Assets

Unless we inform you otherwise in the prospectus supplement, the indenture generally will permit a consolidation or merger between us and another entity. They also will permit the sale by us of our assets substantially as an entirety. The indentures will provide, however, that we may consolidate with another entity to form a new entity or merge into any other entity or transfer or dispose of our assets substantially as an entirety to any other entity only if:

•

the resulting or surviving entity assumes the due and punctual payments on the debt securities and the performance of our covenants and obligations under the applicable indenture and the debt securities;

•	immediately after giving effect to the transaction, no default or event of default would occur and be continuing; and

•	we deliver an officer’s certificate and opinion of counsel stating that such transaction complies with the indenture.

Events of Default

Unless we inform you otherwise in the prospectus supplement, the following will be events of default with respect to a series of debt securities:

•	our failure to pay interest or any required additional amounts on any debt securities of that series for 30 days;

•	our failure to pay principal of or any premium on any debt securities of that series when due;

•	our failure to deposit any mandatory sinking fund payment for that series of debt securities when due for 30 days;

•

our failure to comply with any of our covenants or agreements in the debt securities of that series or the applicable indenture, other than an agreement or covenant that we have included in that indenture solely for the benefit of other series of debt securities, for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of all the outstanding debt securities issued under that indenture that are affected by that failure;

•	specified events involving our bankruptcy, insolvency or reorganization; and

•	any other event of default provided for that series of debt securities.

A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default or event of default, except in any payment on the debt securities, if the trustee in good faith determines that withholding notice is in the interest of the holders of the debt securities.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default, or, in some cases, 25% in principal amount of all senior debt securities or subordinated debt securities affected, voting as one class, may declare the principal of and all accrued and all unpaid interest on those debt securities to be immediately due and payable. If an event of default relating to events of bankruptcy, insolvency or reorganization occurs, the principal of and all accrued and unpaid interest on all debt securities will become immediately due and payable without any action on the part of the applicable trustee or any holder. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default, or of all senior debt securities or subordinated debt securities affected, voting as one class, may in some cases rescind this accelerated payment requirement. Depending on the terms of our other indebtedness, an event of default under either of the indentures may give rise to cross defaults on our other indebtedness.

A holder of a debt security of any series will be able to pursue any remedy under the applicable indenture only if:

•	the holder gives the trustee written notice of a continuing event of default for that series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holder or holders offer to the trustee indemnity reasonably satisfactory to it;

•	the trustee fails to act for a period of 60 days after receipt of notice and offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision will not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

In most cases, holders of a majority in principal amount of the outstanding debt securities of a series, or of all debt securities affected, voting as one class, will be able to direct the time, method and place of:

•	conducting any proceeding for any remedy available to the applicable trustee; and

•	exercising any trust or power conferred on the applicable trustee not relating to or arising under an event of default.

Each indenture will require us to file with the trustee each year a written statement as to our compliance with the covenants contained in that indenture.

Modification and Waiver

We may amend or supplement either indenture if the holders of a majority in principal amount of the outstanding debt securities of all series issued under the applicable indenture and affected by the amendment or supplement, acting as one class, consent to it. Without the consent of the holder of each debt security affected, however, no amendment or supplement may:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest on any debt security;

•	reduce the principal of, premium on or any mandatory sinking fund payment for any debt security;

•	change the stated maturity of any debt security;

•	reduce any premium payable on the redemption of any debt security or change the time at which any debt security may or must be redeemed;

•	change any obligation to pay additional amounts on any debt security;

•	make the payments on any debt security payable in any currency or currency unit other than as the debt security originally states;

•	impair the holder’s right to institute suit for the enforcement of any payment on any debt security;

•

make any change in the percentage of principal amount of debt securities necessary to waive compliance with specified provisions of the applicable indenture or to make any change in the applicable indenture’s provisions for modification;

•	waive a continuing default or event of default regarding any payment on any debt security; or

•	with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security.

We and the applicable trustee may agree to amend or supplement either indenture or waive any provision of either indenture without the consent of any holders of debt securities in some circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or asset transfer;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

•	to provide any security for or add guarantees of any series of debt securities;

•	to comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939;

•	to add covenants that would benefit the holders of any debt securities or to surrender any rights we have under the indenture;

•	to add events of default with respect to any debt securities;

•	to make any change that does not adversely affect any outstanding debt securities of any series in any material respect;

•

to facilitate the defeasance or discharge of any series of debt securities if that change does not adversely affect the holders of debt securities of that series or any other series under the indenture in any material respect; and

•	to provide for the acceptance of a successor or another trustee.

The holders of a majority in principal amount of the outstanding debt securities of any series, or of all senior debt securities or subordinated debt securities affected, voting as one class, may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under an indenture becomes effective, we are required to mail to the holders of debt securities thereunder a notice briefly describing such amendment. However, the failure to give such notice to all such holders, or any defect therein, will not impair or affect the validity of the amendment.

Discharge and Defeasance

We will be discharged from all obligations under the applicable indenture with respect to any series of debt securities, except for surviving obligations relating to any conversion rights and to register the transfer or exchange of the debt securities, if:

•	all debt securities of the series previously authenticated and delivered under the relevant indenture have been delivered to the indenture trustee for cancellation; or

•	all debt securities of that series have become due and payable or will become due and payable within one year, at maturity or by redemption, and we irrevocably deposit with the applicable trustee funds or government securities sufficient in the opinion of a nationally recognized firm of independent public accountants to make payments on the debt securities of that series on the dates those payments are due.

To exercise our right to be discharged, we must deliver to the applicable trustee an opinion of counsel and an officers’ certificate stating that all conditions precedent to the satisfaction and discharge of the applicable indenture have been complied with.

In addition to our right of discharge described above, we may deposit with the applicable trustee funds or government securities sufficient to make payments on the debt securities of a series on the dates those payments are due and payable, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”); or

•

we will no longer have any obligation to comply with the restrictive covenants under the applicable indenture, and the related events of default will no longer apply to us, but some of our other obligations under the indenture and the debt securities of that series, including our obligation to make payments on those debt securities, will survive (“covenant defeasance”).

If we defease a series of debt securities, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for our obligations to:

•	register the transfer or exchange of debt securities;

•	replace stolen, lost or mutilated debt securities; and

•	maintain paying agencies and hold moneys for payment in trust.

Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the applicable trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for United States federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based on a ruling from the United States Internal Revenue Service or a change in law to that effect.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Trustee

If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any debt securities only after those holders have offered the trustee indemnity reasonably satisfactory to it.

Each indenture will limit the right of the trustee, if it becomes one of our creditors, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee may engage in other transactions with us. If it acquires any conflicting interest, however, it must eliminate that conflict or resign.

Form, Exchange, Registration and Transfer

We will issue the debt securities in registered form, without interest coupons. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require the payment of any tax or other governmental charge payable for that registration.

Debt securities of any series will be exchangeable for other debt securities of the same series with the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

Unless we inform you otherwise in the prospectus supplement, we will appoint the trustee under each indenture as security registrar for the debt securities we issue under that indenture. If the prospectus supplement refers to any transfer agents initially designated by us, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We will be required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities or rescind the designation of any transfer agent.

In the case of any redemption, neither the security registrar nor the transfer agent will be required to register the transfer or exchange of any debt security:

•	during a period beginning 15 business days before the day of mailing of the relevant notice of redemption and ending on the close of business on that day of mailing; or

•	if we have called the debt security for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents

Unless we inform you otherwise in the prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the applicable trustee or any paying agent we designate. At our option, we may make payments by check mailed to the holder’s registered address or, with respect to global debt securities, by wire transfer. Unless we inform you otherwise in the prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in the prospectus supplement, we will designate the trustee under each indenture as our paying agent for payments on debt securities we issue under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will repay to us upon written request any funds held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After repayment to us, holders entitled to those funds must look only to us for payment.

Book-Entry Debt Securities

We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depository arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Selling Stockholders

Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

Experts

EKS&H LLLP, independent registered public accounting firm, has audited our consolidated financial statements, and the effectiveness of our internal control over financial reporting as of December 31, 2012 included in our Annual Report on Form 10-K for the year ended December 31, 2012, as set forth in their report which is incorporated by reference in this prospectus. Our financial statements are incorporated by reference in reliance on EKS&H LLLP’s report, given on their authority as experts in accounting and auditing.

Our estimates of proven and probable reserves are prepared by and are the responsibility of our employees, and a majority of these estimates are reviewed and verified by independent experts in mining, geology and reserve determination.

Legal Matters

The validity of the securities offered hereby will be passed upon for us by Neal, Gerber & Eisenberg LLP of Chicago, Illinois. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN THIS PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses in connection with the sale and distribution of securities being registered, other than discounts, concessions and brokerage commissions. All amounts set forth below are estimates.

SEC registration fee	$		*
Legal fees and expenses		20,000	**
Accounting fees and expenses		25,000	**
Miscellaneous		5,000
Total		$50,000	**

We will bear all of the foregoing expenses.

*	We are deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended.
**	Estimate.

Item 15. Indemnification of Directors and Officers.

Under Section 145 of Delaware General Corporation Law, referred to in this prospectus as the “DGCL,” a corporation has the authority to indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of such person’s service as a director or officer of the corporation, or such person’s service, at the corporation’s request, as a director, officer, employee or agent of another corporation or other enterprise, against amounts paid and expenses incurred in connection with the defense or settlement of such action, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful. If such person has been judged liable to the corporation in any action or proceeding brought by or in the right of the corporation, however, indemnification is only permitted to the extent that the adjudicating court (or the court in which the action was brought) determines, despite the adjudication of liability, that such indemnification is proper.

As permitted by Section 145 of DGCL, our first amended and restated certificate of incorporation and our by-laws, as amended, provide that we shall indemnify any director or officer of Allied Nevada or any person who was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the fullest extent permitted under and in accordance with the DGCL. Our first amended and restated certificate of incorporation also eliminates in certain circumstances, to the fullest extent permitted under law, the liability of directors of Allied Nevada for monetary damages for breach of their fiduciary duty as directors. This provision does not eliminate the liability of a director (i) for breach of the director’s duty of loyalty to Allied Nevada or our stockholders; (ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for willful or negligent declaration of an unlawful dividend, stock purchase or redemption; or (iv) for transactions from which the director derived an improper personal benefit. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

We maintain standard policies of insurance under which coverage is provided (a) to our directors and officers against loss arising from claims made by reason of breach of duty or other act, and (b) to Allied Nevada with respect to payments which may be made by us to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

We have entered into indemnification agreements with certain of our directors and executive officers. Each indemnification agreement generally provides that, subject to certain conditions, limitations and exceptions:

(1) we will indemnify the indemnitee to the fullest extent permitted by applicable law for any reasonable expenses they incur in connection with any action, suit or other proceeding brought against the indemnitee as a result of his or her status as a director or executive officer of Allied Nevada; and

(2) we will advance the expenses of an indemnitee prior to the final disposition of any action, suit or other proceeding, following receipt by Allied Nevada of a statement requesting the advance and providing reasonable detail of expenses incurred.

Item 16. Exhibits.

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

3.1**	First Amended and Restated Certificate of Incorporation of Allied Nevada Gold Corp. (incorporated herein by reference to Exhibit 3.1 of Allied Nevada Gold Corp.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011 filed with the SEC on November 7, 2011).

3.2**	By-laws of Allied Nevada Gold Corp., as amended March 7, 2012 (incorporated herein by reference to Exhibit 3.2 of Allied Nevada Gold Corp.’s Current Report on Form 8-K dated May 7, 2012 and filed with the SEC on March 9, 2012).

4.1	Form of Indenture

5.1	Legal Opinion of Neal, Gerber & Eisenberg LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Neal, Gerber & Eisenberg LLP (included as part of Exhibit 5.1).

23.2	Consent of EKS&H LLLP.

24.1	Powers of Attorney (included as part of the signature page of this Registration Statement).

*	To be filed by a post-effective amendment or as an exhibit to a document to be incorporated by reference herein.
**	Not filed herewith but incorporated herein by reference.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on May 2, 2013.

Allied Nevada Gold Corp. (Registrant)

By:	/s/ Robert M. Buchan
Robert M. Buchan Executive Chairman, President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned persons whose signature appears below constitutes and appoints ROBERT M. BUCHAN and STEPHEN M. JONES, and each of them, with power to act without the other, such undersigned person’s true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in his or her respective name, place and stead, in any and all capacities, to sign, execute and file this registration statement on Form S-3, and any and all amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, or any other governmental or regulatory authority, granting unto each said attorneys-in-fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as such undersigned person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on May 2, 2013 by the following persons in the capacities indicated:

Signature	Title

/s/ Robert M. Buchan Robert M. Buchan	Executive Chairman of the Board, President and Chief Executive Officer (principal executive officer)

/s/ Stephen M. Jones Stephen M. Jones	Chief Financial Officer and Executive Vice President (principal financial officer and principal accounting officer)

/s/ John W. Ivany John W. Ivany	Director

/s/ Cameron A. Mingay Cameron A. Mingay	Director

/s/ Terry M. Palmer Terry M. Palmer	Director

/s/ Carl Pescio Carl Pescio	Director

/s/ A. Murray Sinclair A. Murray Sinclair	Director

/s/ Robert G. Wardell Robert G. Wardell	Director

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

3.1**	First Amended and Restated Certificate of Incorporation of Allied Nevada Gold Corp. (incorporated herein by reference to Exhibit 3.1 of Allied Nevada Gold Corp.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011 filed with the SEC on November 7, 2011).

3.2**	By-laws of Allied Nevada Gold Corp., as amended March 7, 2012 (incorporated herein by reference to Exhibit 3.2 of Allied Nevada Gold Corp.’s Current Report on Form 8-K dated May 7, 2012 and filed with the SEC on March 9, 2012).

4.1	Form of Indenture

5.1	Legal Opinion of Neal, Gerber & Eisenberg LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Neal, Gerber & Eisenberg LLP (included as part of Exhibit 5.1).

23.2	Consent of EKS&H LLLP.

24.1	Powers of Attorney (included as part of the signature page of this Registration Statement).

*	To be filed by a post-effective amendment or as an exhibit to a document to be incorporated by reference herein.
**	Not filed herewith but incorporated herein by reference.